Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND

RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 2 (the “Second Amendment”) is made and entered into as of the last date that appears below the parties’ signature lines on the last page of this Amendment, by and between Coffee Holding Co., Inc. (“Company”) and Mr. Andrew Gordon, an individual, (the “Executive”) (each individually, a “Party,” and collectively, the “Parties”).

WHEREAS, the Company and Executive entered into that certain Amended and Restated Employment Agreement, dated April 11, 2008 (the “2008 Agreement”);

WHEREAS, the Company and Executive entered into that certain Amendment No. 1 to the 2008 Agreement, dated February 26, 2026 (the “First Amendment”);

WHEREAS, the Parties wish to further amend the 2008 Agreement, as amended by the First Amendment (the “Employment Agreement”), as set forth herein; and

WHEREAS, the defined terms in the Employment Agreement shall have the same meaning as in the Employment Agreement when used in this Second Amendment.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations, set forth herein, the Parties agree that the Employment Agreement is hereby amended as follows:

I.	Amendments to the Employment Agreement.

A. Section 3.1 of the Employment Agreement is hereby deleted in its entirety and replaced by the following text:

Section 3.1 Base Salary. Beginning as of February 1, 2026, and continuing during the Employment Term, as compensation for services hereunder and in consideration for the protective covenants set forth in Article V of this Agreement, Executive shall be paid base salary at an annual rate of $450,000.00 (Four Hundred and Fifty Thousand Dollars) or such greater amount as may from time to time be approved by the Compensation Committee of the Board (the “Base Salary”). Base Salary shall be paid to Executive in accordance with the Company’s normal payroll practices; provided that as soon as administratively following execution of Amendment No. 2 to this Agreement, Executive shall be paid a lump sum in respect of the additional Base Salary that would have been paid Executive had the foregoing Base Salary rate been in effect since February 1, 2026.

B. Section 3.2.1 (Incentive Bonus) of the Employment Agreement is hereby deleted in its entirety.

II.	No Other Amendments.

Except as specifically set forth in this Amendment, there are no other amendments to the Employment Agreement and the Employment Agreement shall remain unmodified and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Employment Agreement as of the dates set forth below.

COFFEE HOLDING CO., INC.

/s/ Andrew Gordon		By:	/s/ David Gordon
Andrew Gordon

Dated:	August 31, 2026	Print Name:	David Gordon

		Print Title:	Executive Vice President and Secretary

		Dated:	August 31, 2026